United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 21, 2006
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MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-26053	84-1342898
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512
(Address of principal executive offices including zip code)

(973) 237-9499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In its quarterly report on Form 10-Q for the period ended March 31, 2006 filed with the Securities and Exchange Commission on May 11, 2006, MDU Communications International, Inc. (the “Company”) made the statement that it was reviewing financing alternatives and evaluating potential debt and/or equity proposals from a few select sources to help fund its current and future growth. As of June 19, 2006, the Company has terminated discussions with these few select financing sources.

Further, the Company previously made statements that it planned to achieve positive EBITDA during the first half of its fiscal year ending September 30, 2007. The Company is now implementing measures to achieve positive EBITDA during its fourth fiscal quarter ending September 30, 2006. For a reconciliation of EBITDA to the Company’s consolidated net loss as calculated under accounting principles generally accepted in the United States of America, please refer to the above-mentioned Form 10-Q.

On June 20, 2006, the Company and BellSouth Telecommunications, Inc. (“BellSouth”) executed an amendment to the previously announced Sales Teaming Agreement signed on November 9, 2005 under which BellSouth will now fund approximately 50% of the Company’s capital costs to install DIRECTV® digital satellite systems in certain multi-dwelling unit properties in which both BellSouth and the Company agree to deploy their respective services. In return, BellSouth will participate in a revenue share from the Company’s revenue derived from subscribers in such properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Sheldon Nelson
Sheldon Nelson
Chief Executive Officer

Dated: June 21, 2006